Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 26, 2014, relating to the financial statements of Lodge Holdco I L.L.C. and subsidiaries, Lodge Holdco II L.L.C. and subsidiaries and Lodge Holdco III L.L.C. and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

October 30, 2014